Exhibit 99.1

To our Investors,

I want to begin by expressing my sincere appreciation for your partnership and long-term support. For some of you, we've been on this journey together for over a decade - through the early vision, our focus on becoming a platform company, and now our evolution as a public company. Your continued belief in what we're building means a great deal to me personally and to everyone at Gloo.

In this investor letter, I want to clearly reaffirm our financial outlook, outline the strategic priorities guiding our execution, and address how we are positioning Gloo to create shareholder value as a public company.

As we enter fiscal year 2026 in February, I'm encouraged by where we are and energized by the momentum across the business. Our strategy is working, and we are building a durable, differentiated platform, with a powerful network flywheel that is creating value across the ecosystem, delivering both financial performance and meaningful missional impact.

Reaffirming Our Trajectory

As of today, we are reaffirming our fiscal year 2026 revenue guidance of over $180 million, with a clear path to adjusted EBITDA profitability in Q4 2026. This represents significant progress from approximately $23 million in revenue in fiscal year 2024, to $90 million in fiscal year 2025 (as implied by the midpoint of our Q4 2025 guidance issued on December 17, 2025), and now our guidance of $180 million for fiscal year 2026.

Disciplined M&A, combined with rapid advances in AI, is materially improving the efficiency of our operating model. Through our acquisitions, Gloo is increasingly becoming a customer of the same services we provide to the ecosystem. Each acquisition strengthens the platform and enables us to run our own IT operations and marketing through Gloo’s technology. This reduces duplication, lowers direct IT and marketing costs, and allows us to directly benefit from the AI-driven workflows we deliver to customers.

As a result of these efficiencies, we made some targeted workforce reductions this week to eliminate duplication, while reallocating resources toward the areas of highest growth and return. Together, these actions increase our confidence in achieving adjusted EBITDA profitability in Q4 2026.

Sharpening Our Strategic Focus

Our confidence in our fiscal year 2026 revenue and adjusted EBITDA guidance allows us to be deliberate and focused in how we deploy capital and talent. We are doubling down on the platform capabilities that will drive the greatest growth, value creation, and operating leverage. As the leading technology platform serving the faith and flourishing ecosystem, our strategy centers on two core, reinforcing capabilities: an AI Powered Platform, which powers technology, and a Marketing & Donor Engagement, which powers reach.

AI Powered Platform (Powering Technology):

We're building a trusted AI-powered platform that modernizes core data, systems, and IT for the faith and flourishing ecosystem, from the smallest church to the largest faith-based institution. This platform combines our Gloo 360 and Gloo AI offerings, to bring together applications, workflows, and services, on shared AI infrastructure and a common data foundation. Gloo also uses this platform to run its own operations, directly benefiting from the same efficiencies and AI-driven workflows we deliver to customers, and reinforcing operating leverage.

Marketing and Donor Platform (Powering Reach):

Through our acquisitions of Masterworks and Westfall Group, we offer an end-to-end donor engagement capability spanning awareness, acquisition, cultivation, stewardship, and long-term giving. These capabilities are strengthened by Barna, the leading research organization serving the faith ecosystem, which provides trusted insights that inform strategy, messaging, and campaign effectiveness.

A key differentiator of this capability is Masterworks’ proprietary media inventory built specifically for Christian audiences. This enables faith-based organizations to reach people in trusted environments , where their messages naturally fit, while also creating a compelling channel for select secular advertisers seeking to reach this audience with relevance and authenticity.

On Our Stock Performance

I want to address our stock price directly, first as a fellow shareholder. I'm not pleased with where the stock trades today. As Gloo's largest shareholder, my interests are fully aligned with yours, and I recognize the gap between our current valuation and the value I believe we're building.

We do not believe the current stock price reflects the strength of our platform, the differentiation of our assets, or the trajectory of our business. We also do not believe it reflects the unique position we hold in serving a large, underserved ecosystem, our proprietary data advantages, or the compounding value of our AI capabilities.

As CEO my focus is on closing that gap through performance - consistent, measurable execution that demonstrates the durability of our model and the value we are creating. We are committed to delivering what we say we will, generating at least $180 million in fiscal year 2026 revenue and achieving adjusted EBITDA profitability in Q4 2026. Alongside that execution, we are increasing engagement across the public equity markets and with institutional investors to ensure our performance and strategy are well understood. We are encouraged by recent progress, including six research analysts initiating coverage with BUY ratings.

To further align our compensation with shareholder outcomes and demonstrate our conviction in Gloo’s trajectory, effective February 1, 2026, Pat Gelsinger, our Executive Chair and Head of Technology, and I will reduce our base salary to $1 per year.

Our Mission

When Theresa and I founded Gloo, it was with the conviction that technology and capital could be shaped for good, and that we could build a leading platform serving those who serve. That conviction hasn't changed. It has grown even stronger as technology and AI increasingly define what is possible for every organization.

Through our work, Gloo is delivering next generation capabilities to mission based organizations, equipping them with enterprise grade technology, data, and marketing tools. This is a step-change for the eco-system, enabling these organizations to change lives with greater scale and impact.

What we're building is both economically compelling and mission-critical. Those two outcomes are not in tension at Gloo - they reinforce one another. I encourage you to revisit our Founder's Letter as a reminder of that original double bottomline vision.

We enter 2026 in a strong position: revenue is growing, we’re winning key new customers, our platform is differentiated, our strategy is clear, and the momentum is real. I'm grateful to be on this journey with you, and I'm personally committed to delivering value that reflects the strength of our business and the trust you’ve placed in us as shareholders.

Thank you for your partnership, your patience, and your continued belief in what we're building.

Sincerely,

Scott Beck

CEO and Co-Founder

Gloo

Forward-Looking Statements

This investor update contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this investor update may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this investor update include, but are not limited to, statements about our growth prospects, business initiatives and financial outlook. These forward-looking statements are based on our current expectations. Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors. Some of these risks are described in greater detail in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2025, which we filed with the SEC on December 23, 2025. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements we may make. These factors may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not rely on these statements or regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.